Exhibit 10.11

INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT (this “Agreement”), dated as of August [●], 2021, is by and among (i) Future Health ESG Corp., a Delaware corporation (the “SPAC”), (ii) MB Equity, LLC, an Indiana limited liability company (the “Sponsor”), and (iii) the parties named on the signature page hereto (each, an “Investor”). This Agreement may be executed by an investment manager on behalf of managed funds and/or accounts and for the elimination of doubt such fund or account shall, severally and not jointly, be the Investor hereunder; provided that the IPO Indication (defined below) for all such managed funds or accounts shall be [     ]% in aggregate.

WHEREAS, in connection with the initial public offering (the “IPO”) of units of the SPAC, with each such unit comprised of one share of common stock, par value $0.0001 per share, of the SPAC (the “Common Stock”) and the number of warrants specified in the Registration Statement (as defined below), Investor has expressed an interest in acquiring up to [     ] units (the “IPO Indication”) in the IPO, which shall not exceed [     ]% of the total number of units offered to the public in the IPO (calculated without giving effect to the over-allotment option), at a price of $10.00 per unit.

WHEREAS, the parties wish to enter into this Agreement pursuant to which Investor will purchase from the Sponsor Common Stock, par value $0.001 per share, of the SPAC (the “Founder Shares”) for the same value paid by the Sponsor, or approximately $0.0058 per share.

NOW THEREFORE, the parties hereto hereby agree as follows:

Section 1. Sale and Purchase.

(a)

In connection with the IPO Indication, and subject to the satisfaction of the conditions set forth in Section 1(b), the Sponsor hereby agrees to sell to Investor [     ] Founder Shares (such shares, the “Transferred Shares”) for an aggregate purchase price of $[     ] ($0.0058 per share) (the “Transfer Price”) on the date of the closing of the IPO, and Investor hereby agrees to purchase the Transferred Shares (the “Transfer”). Concurrently with the Transfer, in consideration for the transfer of the Transferred Shares, Investor shall pay the Transfer Price to the Sponsor in immediately available funds.

(b)	Subject to (i) the fulfillment by Investor (but only to the extent actually allocated to Investor by the underwriters) of the IPO Indication (which shall include the acquisition of 100% of the units of the SPAC allocated to Investor by the underwriters in the IPO, which number of allocated units shall not be greater than 4.9% of the units offered in the IPO (exclusive of any units that may be issued pursuant to the underwriters’ over-allotment option) or greater than the IPO Indication) and (ii) Investor’s payment of the Transfer Price as contemplated by Section 1(a) of this Agreement, the Transfer shall occur and be effective upon the closing of the IPO, automatically and without any action of any other party hereto.

(c)

Notwithstanding anything to the contrary herein, the number of Transferred Shares shall not be subject to cut-back, reduction, mandatory repurchase, redemption or forfeiture for any reason, including (i) transfer of the Founder Shares to any person, (ii) failure of the underwriters to exercise their green shoe option, (iii) concessions or “earn-out” triggers in connection with the negotiation of a Business Combination, (iv) or any other modification, without the Investor’s prior written consent; provided, however, that if the IPO is downsized resulting in an allocation to the Investor of less than the IPO allocation, the number of Transferred Shares shall be reduced pro rata.

(d)

The obligations of Investor hereunder are subject to there being no material change in the pricing of the IPO or in the structure, terms and conditions or the capital structure of the SPAC from that set forth in the Registration Statement on Form S-1 filed with the United States Securities and Exchange Commission (the “SEC”) on August [     ], 2021 (the “Registration Statement”) and the consummation of the IPO by October 15, 2021.

Section 2. Representations and Warranties of the SPAC. The SPAC hereby represents and warrants to Investor, as of the date hereof and as of the closing date of the IPO, as follows:

(a)	The SPAC is duly organized and in good standing (to the extent applicable) under its jurisdiction of organization and has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.
(b)	This Agreement has been duly and validly executed and delivered by the SPAC and constitutes a legal, valid and binding obligation of the SPAC enforceable against the SPAC in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law governing specific performance, injunctive relief and other equitable remedies (the “Enforceability Exceptions”).
(c)	The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not materially conflict with, or result in any material violation of or default under, any of the SPAC’s organizational documents, any agreement or other instrument to which the SPAC is a party or by which the SPAC is bound, or any decree, order, statute, rule or regulation applicable to the SPAC.
(d)	The Transferred Shares, when issued to the Sponsor, were validly issued, fully paid and non-assessable, free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind (“Encumbrances”), other than those arising under applicable securities laws or as otherwise disclosed in the SPAC’s Registration Statement, and were not issued in violation of, or subject to, any preemptive or similar rights.

Section 3. Representations and Warranties of the Sponsor. The Sponsor hereby represents and warrants to Investor, as of the date hereof and as of the closing date of the IPO, as follows:

(a)	The Sponsor is duly organized and in good standing (to the extent applicable) under its jurisdiction of organization and has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.
(b)	This Agreement has been duly and validly executed and delivered by the Sponsor and constitutes a legal, valid and binding obligation of the Sponsor enforceable against the Sponsor in accordance with its terms, subject to the Enforceability Exceptions.
(c)	The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not materially conflict with, or result in any material violation of or default under, any of the Sponsor’s organizational documents, any agreement or other instrument to which the Sponsor is a party or by which the Sponsor is bound, or any decree, order, statute, rule or regulation applicable to the Sponsor.
(d)

The terms set forth in this Agreement are as favorable to the Investor as the terms granted to all other investors entering into a similar agreement to purchase Founder Shares of the SPAC in connection with expressing interest in the IPO, provided that the Investor acknowledges that Founders Shares have been offered to the Sponsor, executive officers, advisors, directors and director nominees of the SPAC in connection with their service and the Sponsor expressly reserves the right to issue membership interests in the Sponsor in its sole discretion.

(e)

The Sponsor is beneficial owner of the Transferred Shares. Except as described in this Agreement or in the Registration Statement, there is no agreement, arrangement or understanding with any other person regarding the sale or transfer of any Transferred Shares, and there exist no liens, pledges, security interests, claims, options, proxies, voting agreements, charges or encumbrances of any kind affecting the Transferred Shares, other than any restrictions on transfer that may be imposed by any applicable statute, law, ordinance, regulation, rule, code, order, common law, judgment, decree, other requirement or rule of law (“Applicable Law”) of any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority, or any arbitrator, court or tribunal of competent jurisdiction (a “Governmental Authority”). Upon transfer of the Transferred Shares to the Investor at the closing of the IPO against payment of the Transfer Price, the Investor will acquire ownership of the Transferred Shares, free and clear of all liens, pledges, security interests, claims, options, proxies, voting agreements, charges or encumbrances of any kind affecting the Transferred Shares, other than any restrictions on transfer that may be imposed by Applicable Law.

Section 4. Representations and Warranties of Investor. Investor hereby represents and warrants to the SPAC and the Sponsor, as of the date hereof and as of the closing date of the IPO, as follows:

(a)	Investor is duly organized and in good standing (to the extent applicable) under its jurisdiction of organization and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.
(b)

This Agreement has been duly and validly executed and delivered by Investor and constitutes a legal, valid and binding obligation of Investor enforceable against Investor in accordance with its terms, subject to the Enforceability Exceptions.

(c)

The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not materially conflict with, or result in any material violation of or default under, any of the Investor’s organizational documents, any agreement or other instrument to which Investor is a party or by which Investor is bound, or any decree, order, statute, rule or regulation applicable to Investor.

(d)

Investor is an “accredited investor” as that term is defined in Regulation D or “qualified institutional buyer” as that term is defined in Rule 144A, each as promulgated under the Securities Act of 1933, as amended.

Section 5. Additional Agreements and Acknowledgements.

(a)	The Investor agrees with SPAC that without written consent of the SPAC, the Investor will not to transfer, assign or sell any Transferred Shares held by it until the earlier of (i) one year after the date the SPAC consummates a Business Combination (as defined below) and (ii) the earlier to occur of, subsequent to a Business Combination, (A) the first date on which the last reported sale price of the Common Stock equals or exceeds $12.00 per share of stock (as adjusted for stock sub-divisions, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the consummation a Business Combination and (B) the date on which the post Business Combination SPAC consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the post Business Combination SPAC’s stockholders having the right to exchange their Common Stock (or any successor security thereto) for cash, securities or other property. The Transferred Shares owned directly or indirectly by the Investor will not be subject to additional lock-up restrictions other than those detailed in this Section 5(a) and as required by the federal and state securities laws. For the avoidance of doubt, this Section 5 shall not (i) restrict the Investor from transferring, assigning or selling any Common Stock, warrants (including Shares of Common Stock issuable upon the exercise thereof) or units acquired in the IPO or in the open market or any warrants or shares of common stock of the post Business Combination SPAC (including shares issuable upon the exercise of such warrants) acquired in the open market, (ii) prevent the Investor from seeking redemption for any Common Stock it acquires in the IPO or in the open market in accordance with the terms and conditions applicable to the Common Stock and the IPO described in the Registration Statement or (iii) restrict the Investor from transferring, assigning or selling any of the Transferred Shares to an affiliate (as such term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended, of the Investor.

(b)	Investor acknowledges that the SPAC was formed for the purpose of effecting a merger, amalgamation, stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”).
The Investor acknowledges and agrees that it has no right to and shall not redeem any Transferred Shares owned by it, him or her in connection with a Business Combination or otherwise.
(c)	Investor acknowledges that it is aware the SPAC will establish a trust account (the “Trust Account”) for the benefit of its public stockholders upon the closing of the IPO. Investor agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account with respect to the Transferred Shares or this Agreement. For the avoidance of doubt, this Section 5(c) shall not limit any right, title, interest or claim of the Investor in or to the monies held in the Trust Account with respect to Common Stock acquired by the Investor in the IPO or in the open market in accordance with the terms and conditions applicable to the Common Stock described in the Registration Statement.
(d)	In connection with the IPO, the SPAC shall enter into a registration rights agreement (the “Registration Rights Agreement”) with the Sponsor, Investor and certain other parties thereto in the form filed as an exhibit to the SPAC’s Registration Statement. The Registration Rights Agreement shall provide Investor with registration rights with respect to the Transferred Shares that are no less favorable to Investor than the registration rights of the Sponsor set forth therein.

Section 6. Miscellaneous.

(a)

Any notice or communication under this Agreement shall be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) recognized courier or overnight delivery service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail or facsimile, if to the Sponsor, to: MB Equity, LLC, if to the SPAC, to: Future Health ESG Corp.; and, if to the Investor, at the Investor’s address or contact information as set forth on the signature page attached hereto.

(b)	This Agreement shall be governed by the internal laws (and not the law of conflicts) of the State of New York.
(c)	This Agreement may not be amended, modified or waived without the written consent of the parties hereto.
(d)	The rights and obligations under this Agreement may not be assigned by any party hereto without the prior written consent of the other parties.
(e)	From time to time, at the reasonable request of any of the other parties hereto, each party hereto shall execute and deliver such additional documents and instruments and take such further lawful action as may be necessary to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.
(f)	Any term or provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the person intended to be benefited by such provision or any other provisions of this Agreement.
(g)	This Agreement may be executed in two or more counterparts, each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument. Any signature page delivered by a facsimile machine or electronic mail shall be binding to the same extent as an original signature page.
(h)

Except as may be required by law, regulation or applicable stock exchange listing requirements or judicial or administrative order, unless and until the transactions contemplated hereby and the terms hereof have been publicly announced or otherwise publicly disclosed by the Sponsor, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement. Notwithstanding the foregoing, Investor shall be permitted to disclose any information to its affiliates and to its and their control persons, officers, directors, employees, advisors, direct or indirect owners, partners, agents and representatives, in each case so long as such person or entity has been advised of its obligation to comply with the confidentiality provisions hereunder. Investor agrees that SPAC may disclose the terms of this Agreement in the Registration Statement; however, without the prior consent of Investor, neither the SPAC nor Sponsor nor any affiliate thereof shall disclose the identity of Investor or its affiliates or principals (in any regulatory filing or otherwise) unless required by applicable law or regulation or in connection with any inquiry by a governmental authority (including any request from the Staff of the SEC) and, if so disclosed, the SPAC will provide the Investor with a reasonable opportunity to review such disclosure.

Investor shall have the right to review and approve (which approval shall not be unreasonably withheld, delayed or conditioned) any disclosure of the terms hereof in the registration statement of the SPAC relating to the IPO, and (ii) neither the SPAC nor Sponsor nor any affiliate thereof shall disclose the identity of Investor or its affiliates or principals (in any regulatory filing or otherwise), except as required by Applicable Law or pursuant to a comment from the SEC or in connection with any inquiry by a Governmental Authority, without the prior consent of Investor, which shall not be unreasonably withheld or delayed.

(i)

Substantially concurrently with the execution of this Agreement, the Sponsor is entering into separate agreements with other “anchor investors” in respect of indications of interest in purchasing units in the IPO. The Sponsor represents that the material terms of such other agreements are not more favorable to such other “anchor investors” thereunder than the terms of this Agreement. In the case that another “anchor investor” is afforded more favorable terms than Investor, the Sponsor shall promptly notify Investor of such more favorable terms, and Investor shall have the right to elect to have such more favorable terms, so as to be on the same terms, in which case the parties hereto shall promptly amend this Agreement to effect the same. For the avoidance of doubt, if any other “anchor investor” has an ability to purchase proportionately more Founders Shares relative to its expression of interest in the IPO than the Subscriber as set forth on the signature page hereto, then such other “anchor investor” shall be considered to have more favorable material terms than the Investor. Notwithstanding the foregoing, (i) this provision does not apply to any investor that participates in the at-risk capital of the Sponsor via a meaningful investment or co-sponsorship or enters into a meaningful formal forward purchase agreement in connection with a private investment in public equity (PIPE) in support of the SPAC’s potential business combination and (ii) this provision shall not be applicable as a result of anchor investors that have expressed an interest in purchasing less than 4.9% of the units in the IPO being offered the opportunity to receive proportionally fewer Founder Shares those Investors expressing an interest in 4.9% of the units in the IPO. Neither the SPAC nor the Sponsor will waive any material obligation under the agreements with such other anchor investors unless the Investor has been offered in writing the opportunity to concurrently receive the benefit of such waiver.

(j)

The parties hereto agree that irreparable damage may occur in the event any provision of this Agreement is not performed in accordance with the terms hereof, and that the parties shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy at law, in equity, or otherwise.

* * * * *

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

INVESTOR:

[ ]

By:
Name:
Title:

Address:

Phone:

Email:

SPAC:

FUTURE HEALTH ESG CORP.

By:
Name:
Title:

SPONSOR:

MB EQUITY, LLC

By: , its managing member

By:
Name:
Title:

[Signature Page to Investment Agreement]